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                                                                     EXHIBIT 4.6

                                FORM OF OPTION

     THE SECURITIES REPRESENTED BY THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH THE APPLICABLE STATE SECURITIES LAWS.

                                IQC CORPORATION

                        Option to Purchase Common Stock

     Registered Holder:

     Number of Shares:

     Date of Issuance:

     IQC Corporation, a California corporation (the "Company"), hereby certifies that the registered holder hereof or his/hers permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Option, at any time or times on or after the date hereof, but not after 11:59 P.M. Pacific Time on the Expiration Date (as defined herein) __________ fully paid on assessable shares of Common Stock (as defined herein) (the "Option Shares") at the Option Exercise Price provided in Section 1(b) below.

          Section 1.  Definitions

          Definitions.  The following words and terms as used in this Option shall have the following meanings:

               (i) "Common Stock" means (i) the Company's common stock, no par value, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

               (ii) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.
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               (iii)  "Expiration Date" means __________ or, if such date fails on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of Los Angeles or the State of California or on which trading does not take place on the principal exchange, market or automated quotation system on which the Common Stock is traded, if any (a "Holiday"), the next date that is not a Holiday.

               (iv) "Options" means any rights, Options or options to subscribe for or purchase Common Stock or Convertible Securities. The Options shall be nonqualified options not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

               (v) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               (vi) "Securities Act" means the Securities Act of 1933, as amended.

               (vii) "Option Exercise Price" shall be equal to ten cents ($0.10) per share.

               (viii) "Exercise Notice" shall mean the written notice in the form of the subscription notice attached as Exhibit "A" hereto.

               (ix) "Aggregate Exercise Price" shall mean an amount equal to the Option Exercise Price multiplied by the number of Option Shares as to which the Option is being exercised (plus any applicable issue or transfer taxes).

          Section 2.  Exercise of Option.

               (a) Subject to the terms and conditions hereof, this Option may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any business day on or after the opening of business on the date hereof and prior to 11:59 P.M. Pacific Time on the Expiration Date by (i) delivery of the written Exercise Notice of such holder's election to exercise this Option, which notice shall specify the number of Option Shares to be purchased, (ii) payment to the Company of the Aggregate Exercise Price in cash or by check or wire transfer, and (iii) the surrender to a common carrier for delivery to the Company as soon as practicable following such date, this Option (or an indemnification undertaking with respect to this Option in the case of its loss, theft or destruction); provided, that if such Option Shares are to be issued in any name other than that of the registered holder of this Option, such issuance shall be deemed a transfer and the provisions of Section 6 shall be applicable. In the event of any exercise of the rights represented by this Option in compliance with this Section 2(a), a certificate or certificates for the Option Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directly by, such holder as soon as practicable after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Option (or an indemnification undertaking in customary form with respect to this Option in the case of

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          its loss, theft or destruction). Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clauses (i) and (ii) above, the holder of this Option shall be deemed for all corporate purposes to have become the holder of record of the Option Shares with respect to which this Option has been exercised, irrespective of the date of delivery of this Option as required by clause (iii) above or the certificates evidencing such Option Shares.

               (b) Unless the rights represented by this Option shall have expired or shall have been fully exercised, the Company shall, as soon as practicable after any exercise, issue a new Option identical in all respects to this Option exercised except it shall represent rights to purchase the number of Option Shares purchasable immediately prior to such exercise under this Option exercised, less the number of Option Shares with respect to which such Option is exercised.

               (c) No fractional shares of Common Stock are to be issued upon the exercise of this Option, but rather the number of shares of Common Stock issued upon exercise of this Option shall be rounded up or down to the nearest whole number

               (d) The holder of this Option may, at its election exercised in its sole discretion, exercise this Option in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula:

                          Net Number = (AxB) - (AxC)

                                     B

     For purposes of the foregoing formula:

     A= the total number shares with respect to which this Option is then being exercised.

     B= the Closing Sale Price of the Common Stock on the date immediately preceding the date of the Exercise Notice.

     C= the Option Exercise Price then in effect at the time of such exercise.

     Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

               (a) This Option is, and any Options issued in substitution for or replacement of this Option will upon issuance be, duly authorized and validly issued.

               (b) All Option Shares which may be issued upon the exercise of the rights represented by this Option will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

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               (c)  During the period within which the rights represented by this Option may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Option and the par value of said shares will at all times be less than or equal to the applicable Option Exercise Price.

               (d) This Option will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     Section 4. Option Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Option shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, not shall anything contained in this Option be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Option of the Option Shares which he or she is then entitled to receive upon the due exercise of this Option. In addition, nothing contained in this Option shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Option or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this
Section 4, the Company will provide the holder of this Option with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

     Section 5. Representations of Holder. The holder of this Option, by the acceptance hereof, represents that it is acquiring this Option and the Option Shares for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution of this Option or the Option Shares, except pursuant to sales registered or exempted under the Securities Act. Upon exercise of this Option, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Option Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of this Option that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Option shall not violate any United States, state securities or other laws. The holder of this Option acknowledges that the Option Shares may be subject to dilution in the event the Company issues additional shares of Common Stock.

     Section 6. Ownership and Transfer.

               (a) This Option and the rights granted to the holder hereof are non-transferable, in whole or in part, other than by the laws of descent and distribution, and shall become null and void upon any attempted assignment or transfer, except as provided herein.

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               (b)  The holder of this Option understands that the Common Stock issuable upon exercise of this Option has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold assigned or transferred unless: (a) subsequently registered thereunder; or (b) such holder shall have delivered to the Company an opinion of counsel, in generally acceptable form, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that: (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, a resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) neither the Company nor any other person is under any obligation to register the Options under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

     Section 7. Adjustment of Option Exercise Price and Number of Shares. The Option Exercise Price and the number of shares of Common Stock issuable upon exercise of this Option shall be adjusted from time to time if the Company at any time after the date of issuance of this Option subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Option Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Option will be proportionately increased. If the Company at any time after the date of issuance of this Option combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Option Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Option will be proportionately decreased.

     Section 8. Lost, Stolen, Mutilated or Destroyed Option. If this Option is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Option of like denomination and tenor as this Option so lost, stolen, mutilated or destroyed.

     Section 9. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Option must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one business day after deposit with a nationally recognized overnight delivery service when sent by one business day overnight; or (iv) five days after sent by U.S. certified mail return receipt requested.

     Section 10. Amendments. This Option and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

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     Section 11. Date. The date of this Option is __________. This Option, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date.

     Section 12. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Option are inserted for convenience only and do not constitute a part of this Option. The corporate laws of the State of California shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Option shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of California.

     IN WITNESS WHEREOF, the Company has caused this Option to be duly executed and delivered as of the day and year first written above.

                                   IQC CORPORATION



                                   By: _________________________ Name:
                              _______________________            Title:
                              ________________________



     Accepted by the undersigned holder on ____________________, 199 __



     Print Name:

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                              EXHIBIT A TO OPTION

                                EXERCISE NOTICE

     The undersigned hereby notifies IQC CORPORATION, formerly known as I. Q. NET CORP., a California corporation ("Company"), of its exercise of their option to purchase __________ shares of common stock of the Company.



     Date: ____________________


     Print Name: ____________________

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